EXHIBIT 10.1
                     MODIFIED AND RESTATED CREDIT AGREEMENT

     THIS MODIFIED AND RESTATED CREDIT AGREEMENT (the Credit Agreement), dated as of December 26, 1996, is by and among HEALTHCARE REALTY TRUST INCORPORATED, the banks listed on the signature pages hereof, and NATIONSBANK, N.A., as agent for such banks, and modifies, restates and replaces that certain Credit Agreement dated as of August 3, 1994, as amended June 1, 1995 and April 23, 1996, by and among such parties.

  The parties hereto agree as follows:

                             ARTICLE I

                            DEFINITION

     SECTION 1.01 Definitions. The following terms, as used herein, have the following meanings:

     Acquisition means any purchase or acquisition (including any such transaction effected by way of merger, amalgamation or consolidation) by the Borrower or any of its Subsidiaries subsequent to the date hereof, of any business or part of a business, in any form, including, the acquisition of assets or stock of any other Person.

     Adjusted Eurodollar Rate means, for any Interest Period, a per annum interest rate equal to the per annum rate obtained by dividing (a) the rate of interest determined by the Agent to be the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the per annum rate at which Dollar deposits are offered to the Eurodollar Reference Bank in the interbank euroccurrency market at 11:00 A.M. Charlotte, North Carolina time two (2) Eurodollar Business Days before the first day of such Interest Period in an amount substantially equal to the Eurodollar Loan of the Eurodollar Reference Bank to which such Interest Period is to apply and for a period of time equal to such Interest Period by (b) a percentage equal to 100% minus the Adjusted Eurodollar Rate Reserve Percentage for such Interest Period.

     Adjusted Eurodollar Rate Reserve Percentage means, for any Interest Period, the percentage applicable two (2) Eurodollar Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor or any other applicable authority) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurodollar Liabilities (or with respect to any other category of liabilities which includes deposits by reference to which the interest rate on Adjusted Eurodollar Rate Advances is determined).

     Administrative   Questionnaire   means,  with  respect  to  each  Bank,  an
administrative questionnaire in the form prepared by the Agent and submitted to the Agent duly completed by such Bank.

     Affiliate means, with respect to any designated Person, (a) any officers or directors of such Person or (b) any other Person (other than a Subsidiary of such designated Person) that has a relationship with the designated Person whereby either of such Persons directly or indirectly controls or is controlled by or is under common control with the other of such Persons. The term control means the possession, directly or indirectly, of the power, whether or not exercised to direct or cause the direction of the management or policies of any Person, whether through ownership of voting securities, by contract or otherwise.

     Agent means NationsBank, in its capacity as agent for the Banks hereunder, and its successors in such capacity.

     Applicable Fee Percentage shall mean on any date, the applicable percentage set forth below based upon the ratings applicable on such date to any Long-Term Debt of the Borrower then outstanding:

                                               UNUSED FEE
                                               PERCENTAGE

  Category 1

  A or higher by S&P or                          0.1875%
  A2 or higher by Moody's
  or A or higher by Duff & Phelps

  Category 2

  Lower than A and equal to                        0.20%
  or higher than BBB+ by S&P
  or lower than A2 and equal to
  or higher than Baa1 by Moody's
  or lower than A and equal to or
  higher than BBB+ by Duff & Phelps

                                        2

  Category 3

  Lower than BBB+ and equal to                     0.20%
  or higher than BBB by S&P or
  lower than Baa1 and equal to
  or higher than Baa2 by Moody's or
  lower than BBB+ and equal to
  or higher than BBB by Duff & Phelps

  Category 4

  Lower than BBB and equal to                     0.225%
  or higher than BBB- by S&P or
  lower than Baa2 and equal to
  or higher than Baa3 by Moody's or
  lower than BBB and equal to
  or higher than BBB- by Duff & Phelps

  Category 5

  Lower than BBB- by S&P or                        0.25%
  lower than Baa3 by Moody's or
  lower than BBB- by Duff & Phelps



     For purposes of the foregoing, (a) if no rating for any Long-Term Debt of the Borrower shall be available from Moody's, S&P or Duff & Phelps, such rating agency shall be deemed to have established a rating for the Long-Term Debt of the Borrower which is one rating grade higher than the subordinated debt rating grade of the Borrower, (b) if no rating for any Long-Term Debt or subordinated debt of the Borrower shall be available from Moody's, S&P or Duff & Phelps, the Applicable Fee Percentage shall be as set forth in Category 5, (c) if the ratings established or deemed to have been established by Moody's, S&P and Duff & Phelps shall fall within different categories, the Applicable Fee Percentage shall be based upon the superior (or numerically lowest) Category unless such differential is more than one Category in which case the Applicable Fee Percentage shall be based upon the inferior (or numerically highest) Category and (d) if any rating established or deemed to have been established by Moody's, S&P or Duff & Phelps shall be changed (other than as a result of a change in the rating system of Moody's, S&P or Duff & Phelps), such change shall be effective as of the date on which such change is first announced by the rating agency making such change. Each such change shall apply to all Base Rate Loans and Eurodollar Loans that are outstanding at any time during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's, S&P or Duff & Phelps shall change prior to the Maturity Date, the Borrower and the Banks shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system.

     Applicable Lending Office means, with respect to any Bank, (a) in the case of its Base Rate Loans, its Domestic Lending Office and (b) in the case of its Eurodollar Loans, its Eurodollar Lending Office.

     Applicable Margin shall mean on any date, with respect to Base Rate Loans and Eurodollar Loans made to the Borrower, the applicable spread set forth below based upon the ratings applicable on such date to any Long-Term Debt of the Borrower then outstanding:

                                     BASE RATE            EURODOLLAR LOAN
                                      SPREAD                  SPREAD
  Category 1

  A or higher by S&P or                 0.0%                   0.75%
  A2 or higher by Moody's
  or A or higher
  by Duff & Phelps

  Category 2

  Lower than A and equal to             0.0%                  0.875%
  or higher than BBB+ by
  S&P or lower than A2 and equal to
  or higher than Baa1 by Moody's or
  lower than A and equal to
  or higher than BBB+ by Duff & Phelps

  Category 3

  Lower than BBB+ and equal to          0.0%                   1.00%
  or higher than BBB by S&P or
  lower than Baa1 and equal to
  or higher than Baa2 by Moody's or
  lower than BBB+ and equal to
  or higher than BBB by Duff & Phelps

                                        4

  Category 4

  Lower than BBB and equal to           0.0%                  1.125%
  or higher than BBB- by S&P or
  lower than Baa2 and equal to
  or higher than Baa3 by Moody's or
  lower than BBB and equal to
  or higher than BBB- by Duff & Phelps

  Category 5

  Lower than BBB- by S&P or             0.0%                  1.25%
  lower than Baa3 by Moody's or
  lower than BBB- by Duff & Phelps

     For purposes of the foregoing, (a) if no rating for any Long-Term Debt of the Borrower shall be available from Moody's, S&P or Duff & Phelps, such rating agency shall be deemed to have established a rating for the Long-Term Debt of the Borrower which is one rating grade higher than the subordinated debt rating grade of the Borrower, (b) if no rating for any Long-Term Debt or subordinated debt of the Borrower shall be available from Moody's, S&P or Duff & Phelps, the Applicable Margin applicable to any Base Rate Loan or Eurodollar Loan shall be as set forth in Category 5, (c) if the ratings established or deemed to have been established by Moody's, S&P and Duff & Phelps shall fall within different categories, the Applicable Margin applicable to any Base Rate Loan or Eurodollar Loan shall be based upon the superior (or numerically lowest) Category unless such differential is more than one Category in which case the Applicable Margin applicable to any Base Rate Loan or Eurodollar Loan shall be based upon the inferior (or numerically highest) Category and (d) if any rating established or deemed to have been established by Moody's, S&P or Duff & Phelps shall be changed (other than as a result of a change in the rating system of Moody's, S&P or Duff & Phelps), such change shall be effective as of the date on which such change is first announced by the rating agency making such change. Each such change shall apply to all Base Rate Loans and Eurodollar Loans that are outstanding at any time during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's, S&P or Duff & Phelps shall change prior to the Maturity Date, the Borrower and the Banks shall negotiate in good faith to amend the references to specific ratings in this definition to reflect such changed rating system.

     Asset Sale means any sale, lease or other disposition (including any such transaction effected by way of merger, amalgamation or consolidation) by the Borrower or any of its Subsidiaries or Specified Affiliates subsequent to the date hereof of any asset (including stock), including without limitation any Sale-Leaseback Transaction, whether or not involving a Capital Lease, but excluding (a) any sale, lease or other disposition of real property in the ordinary course of business of the Borrower or any of its Subsidiaries or Specified Affiliates, (b) any sale, lease or other disposition of raw materials, supplies or other nonfixed assets in the ordinary course of business, (c) any sale, lease or other disposition of surplus, obsolete or worn out machinery, equipment, molds or other manufacturing equipment in the ordinary course of business to the extent that the aggregate book value of all of such assets sold, leased or otherwise disposed of in a fiscal year does not exceed $250,000.00 (on a non-cumulative basis), (d) any sale, lease or other disposition to the Borrower or any Wholly-Owned Consolidated Subsidiary or Specified Affiliate of the Borrower, (e) any sale or other disposition in the ordinary course of business of readily marketable securities, (f) any disposition of cash not prohibited hereunder, (g) any Securities Transaction, and (h) the issuance of any shares of stock in any Specified Affiliate to any officer, director or employee of the Borrower.

     Assignee shall have the meaning given to such term in Section 9.06(c).

     Bank means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.

     Base Rate means, for any day, the per annum interest rate equal to the greater of the (a) Prime Rate or the (b) Federal Funds Rate plus 1/2%.

     Base Rate Borrowing means a Borrowing consisting of Base Rate Loans.

     Base Rate Loan means a Loan hereunder which bears interest at the Base Rate plus the Applicable Margin pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election or the provisions of Article VIII.

     Benefit Arrangement means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

     Borrower  means  Healthcare  Realty  Trust   Incorporated,   a  corporation
organized and existing under the laws of the State of Maryland, and its successors.

     Borrowing means a borrowing under this Credit Agreement consisting of Loans made to the Borrower by the Banks on a pro rata basis determined with reference to each Bank's Commitment Percentage pursuant to Section 2.01.

     Business Day means any day except a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New York are authorized or required by law to close.

     Buy-Sell Agreement means a written agreement between the Borrower or any Subsidiary, as purchaser, and one or more third parties, as seller, obligating the Borrower or such Subsidiary, upon payment of a definitely determinable price, to acquire the real property and improvements described therein without contingency, except that the improvements are constructed in accordance with the conditions set forth in the particular Buy-Sell Agreement.

     Capital Lease means a lease that would be capitalized on a balance sheet of the lessee prepared in accordance with generally accepted accounting principles.

     Capital Lease Indebtedness means indebtedness incurred pursuant to a Capital Lease.

     Closing Date means the date on which the conditions set forth in Article III to the making of the initial Loan hereunder shall have been fulfilled and on which such initial Loan shall have been made.

     Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

     Commitment means, with respect to each Bank, the amount set forth opposite the name of such Bank under the heading Commitment on the signature pages hereof, as such amount may be reduced from time to time pursuant to Section 2.06.

     Commitment Percentage means, with respect to each Bank, the percentage that such Bank's Commitment constitutes of the aggregate amount of the Commitments.

     Consolidated Capital Expenditures means, for any period, the additions to property, plant and equipment and other capital expenditures of the Borrower and its Consolidated Subsidiaries for such period, as the same are or would be set forth in a consolidated statement of cash flows of the Borrower and its Consolidated Subsidiaries for such period.

     Consolidated EBIT means, for any period, the sum of (a) the consolidated net income of the Borrower and its Consolidated Subsidiaries for such period plus (b) to the extent deducted in determining such consolidated net income, Consolidated Interest Expense, plus (c) the amount of any consolidated income taxes (or minus the amount of any consolidated tax benefits) of the Borrower and its Consolidated Subsidiaries for such period.

     Consolidated   Funded   Indebtedness  means,   without   duplication,   all
obligations, liabilities and indebtedness of the Borrower and its Subsidiaries of the types described in subsections (a)-(f) of the definition of Debt.

     Consolidated Interest Coverage Ratio means as of the last day of any quarter of the Borrower, the ratio of (x) Consolidated EBIT to (y) Consolidated Interest Expense.

     Consolidated Interest Expense means, for any period, the cash interest expense and letter of credit fee expense of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis for such period.

     Consolidated Senior Debt means all Consolidated Funded Indebtedness other than any amount thereof the repayment of which has been subordinated to the repayment of any other Consolidated Funded Indebtedness.

     Consolidated Subsidiary means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date. For purposes of this Credit Agreement, Specified Affiliates of the Borrower shall be classified as Consolidated Subsidiaries.

     Consolidated Tangible Net Worth means, at any time, consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries determined as of such time in accordance with generally accepted accounting principles applied on a consistent basis, with no upward adjustments due to a revaluation of assets, minus all Intangible Assets.

     Consolidated Total Capital means, at any time, the sum of (a) Consolidated Tangible Net Worth plus (b) Consolidated Funded Indebtedness.

     Constitutional Documents in relation to any corporate Person means the Certificate of Incorporation and By-Laws or other constitutional documents of such corporate Person.

     Credit Agreement shall have the meaning given to such term in the introductory paragraph hereof.

     Debt of any Person means at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all unconditional obligations of such Person to pay (as opposed to a contingent or conditional obligation of such Person to pay) the deferred purchase price of property or services, except security deposits, sums retained to secure performance, trade accounts payable and accrued expenses arising in the ordinary course of business, (d) all Capitalized Lease Indebtedness, (e) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person (to the extent of the lesser of the amount of such Debt and the book value of any assets subject to such Lien), (f) the maximum amount of all letters of credit issued or acceptance facilities established for the account of such Person and, without duplication, all drafts drawn thereunder (other than letters of credit and acceptance facilities supporting other Debt of such Person), (g) obligations under Interest Rate Protection Agreements, (h) all indebtedness relating to or arising from any Securities Transactions, and (i) all Debt of others Guaranteed by such Person (to the extent of the lesser of the amount of such Debt Guaranteed or the amount of such Guarantee); provided, however, Debt shall not include obligations under Buy-Sell Agreements.

     Default means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     Dollars and $ means lawful money of the United States of America.

     Dollar Amount means, in relation to any Debt denominated in Dollars, the amount of such Debt.

     Domestic Lending Office means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending office by notice to the Borrower and the Agent.

     Environmental Laws means any and all federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, grants, licenses, agreements or other governmental restrictions including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendments and Reauthorization Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Clean Air Act and the Clean Water Act relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

     ERISA means the Employment Retirement Income Security Act of 1974, as amended, or any successor statute.

     ERISA Group means the Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

     Eurodollar Borrowing means any Borrowing consisting of Eurodollar Loans.

     Eurodollar Business Day means any Business Day on which the Agent and the Eurodollar Reference Bank are open for international business (including dealings in Dollar deposits) in London. Eurodollar Lending Office means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Eurodollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Eurodollar Lending Office by notice to the Agent.

     Eurodollar Loan means a Loan which bears interest at the Adjusted Eurodollar Rate plus the Applicable Margin pursuant to the applicable Notice of Borrowing or Notice of Interest Rate Election.

     Eurodollar Reference Bank means NationsBank.

     Event of Acceleration means any of the events or conditions set forth in Sections 6.01(g) or (h) with respect to the Borrower.

     Event of Default has the meaning set forth in Section 6.01.

     Federal Funds Rate means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1% per annum, if such average is not such a multiple) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such date, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such date shall be the average rate quoted to NationsBank on such date on such transactions as determined by the Agent.

     Financing  Documents  means  the  Credit  Agreement,   the  Notes  and  the
Subsidiaries Guarantees, in each case as amended and in effect from time to time.

     Foreign Government means any government other than that of the United States of America or any political subdivision thereof.

     Foreign Person means (a) any Foreign Government, (b) any agency of a Foreign Government, (c) any form of business enterprise organized under the laws of any country other than the United States of America or its possessions or any political subdivision thereof or (d) any form of business enterprise owned or controlled by any of the Persons described in clauses (a), (b) or (c) of this definition.

     Funds From Operations means the Borrower's net income (loss), excluding gains (losses) from restructuring of indebtedness and sales of property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are to be calculated to reflect Funds From Operations on the same basis.

     Government means the federal government of the United States of America or any agency thereof.

     Group or Group of Loans  means at any time a group of Loans  consisting  of
(a) all Base Rate Loans at such time or (b) all Eurodollar Loans having the same Interest Period at such time; provided that, if a Loan of any particular Bank is converted to or made as a Base Rate Loan pursuant to Sections 8.02 or 8.04, such Loan shall be included in the same Group or Groups of Loans from time to time as if it had not been so converted or made as a Base Rate Loan.

     Guarantee by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term Guarantee shall not include endorsement for collection or deposit in the or course of business.

     Hazardous Substance means any toxic or hazardous substance, including petroleum and its derivatives presently regulated under the Environmental Laws.

     Intangible Assets shall mean, as of the date of any determination thereof, the total amount of all assets of the Borrower and its Subsidiaries consisting of goodwill patents, trade names, trademarks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, deferred assets (other than prepaid insurance and prepaid taxes), the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as intangible assets in accordance with generally accepted accounting principles.

     Interest Period means, with respect to each Eurodollar Loan, a period commencing on the date of Borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Interest Rate Election and ending, one, two, three or six months thereafter, as the Borrower may elect in the applicable Notice; provided that:

     (i) any Interest Period which would otherwise end on a day which is not a Eurodollar Business Day shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurodollar Business Day.,

     (ii) any Interest Period which begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month; and

     (iii) any Interest Period with respect to a Loan that would otherwise extend beyond the Maturity Date shall end on the Maturity Date.

     Interest Rate Protection Agreement means interest rate swap agreement or interest rate future, option, cap, collar or other hedging arrangements.

     Investment  means any  investment in any Person,  whether by means of share
purchase,   capital  contribution,   loan,  time  deposit,  warrant,  option  or
otherwise.

     Investment Policy means the Borrower's investment policy currently in effect as of the date hereof and as previously disclosed in writing to the Banks, and as amended from time to time by Borrower with the approval of Majority Banks, which approval shall not be unreasonably delayed, it being agreed and understood that in the event Agent does not notify in writing within ten (10) days following the date of Agent's receipt of Borrower's request for approval of an amendment to the Investment Policy that the Majority Banks have disapproved the requested amendment, the Majority Banks shall be deemed to have approved the amended investment Policy.

     Liens means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Credit Agreement, the Borrower or any Subsidiary of the Borrower shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sales agreement, capital lease or other title retention agreement relating to such asset.

     Loan means a Eurodollar Loan or a Base Rate Loan and Loans means Eurodollar Loans or Base Rate Loans or any combination of the foregoing.

     Long-Term Debt shall mean, at any time, any publicly-held senior unsecured debt obligations outstanding at such time with a maturity more than one (1) year after the date of any determination hereunder.

     Majority Banks means Banks having 66 2/3% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing 66 2/3% of the aggregate unpaid principal amount of the Loans.

     Margin Stock has the meaning assigned to such term in Regulation U or Regulation G (to the extent applicable).

     Material Plan means a Plan or Plans having aggregate Unfunded Liabilities in excess of $1,000,000.

     Material Subsidiary means the Subsidiaries listed on Schedule 1.01 attached hereto and any Subsidiary which subsequent to the Closing Date owns assets (including stock) having an aggregate market value in excess of $2,500,000.

     Maturity Date shall have the meaning given to such term in Section 2.04(a) hereof.

     Moody's means Moody's Investor Services, Inc.

     Multiemployer Plan means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five (5) plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five (5) year period.

     NationsBank  means  NationsBank  of  Georgia,   N.A.,  a  national  banking
association.

     Net Sale Proceeds means, with respect to any Asset Sale, (a) the cash proceeds received by the Borrower or any of its Subsidiaries, minus (b) the sum of (i) fees and expenses incurred by the Borrower or such Subsidiary in connection with such Asset Sale, (ii) cash or incremental taxes payable by the Borrower or such Subsidiary as a result of and in connection with such Asset Sale, (iii) any Debt secured by a Lien on any assets subject to such Asset Sale and required to be repaid in connection with such Asset Sale and (iv) any portion of such proceeds payable to any holder (other than the Borrower or any of its Subsidiaries or any of its Affiliates) of any direct or indirect minority interest in such assets.

     Notes means the promissory notes of the Borrower evidencing the obligations of the Borrower to repay the Loans, in the form of Exhibit A, as the same may be amended, supplemented or otherwise modified from time to time.

     Notice of Borrowing has the meaning given to such term in Section 2.02(a).

     Notice of Interest  Rate  Election  has the  meaning  given to such term in
Section 2.08(a).

     Obligor means the Borrower and any of its Subsidiaries from time to time party to any Financing Document, and their respective successors.

     Parent means, with respect to any Bank, any Person as to which such Bank is a Subsidiary.

     Participant means a bank or other institution which assumes, in accordance with Section 9.06(b), a participating interest with respect to the Loans, the Notes and this Credit Agreement.

     PBGC  means  the  Pension  Benefit  Guaranty   Corporation  or  any  entity
succeeding to any or all of its functions under ERISA.

     Person means an individual a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     Plan means at any time an employee pension benefit plan as defined in Subsection 3(2) of ERISA (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and either (a) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (b) has at any time within the preceding five (5) years been maintained or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

     Prime Rate means the rate of interest publicly announced by NationsBank in Atlanta, Georgia from time to time as its prime rate, which shall not necessarily be the best or lowest rate of interest offered by NationsBank.

     Quarterly Period means a three month period ending on the last Business Day of each March, June, September and December.

     Regulation G means Regulation G of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     Regulation T means Regulation T of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     Regulation U means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     Regulation X means Regulation X of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     Release has the meaning given to such term in Section 4.06(a) hereof.

     Sale-Leaseback Transaction means any arrangement with any Person providing for the leasing by the Borrower or any of its Subsidiaries of any property that (or of any property similar to and used for substantially the same purposes as any other property that) has been or is to be sold, assigned, transferred or otherwise disposed of by the Borrower or any of its Subsidiaries to such Person with the intention of entering into such lease.

     Securities Transaction means any purchase or other acquisition (including any such transaction effected by way of partnership formation, upreit, merger, amalgamation or consolidation) by the Borrower or any of its Subsidiaries subsequent to the date hereof of any real estate asset or any entity which has as its principal assets, real estate, through which Borrower or any of its Subsidiaries issue consideration comprised principally of its respective stock or securities, including, without limitation, common stock, preferred stock, bonds, and hybrid securities.

     S&P means Standard & Poor's Corporation.

     Solvent means, with respect to any person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities wig be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     Specified Affiliate means any corporation, association or other business entity formed for the purpose of earning income not qualified as rents from real property under applicable provisions of the Code, in which the Borrower owns substantially all of the economic interest but less than 10% of the voting interests, and the remaining economic and voting interests are subject to restrictions requiring that ownership of such interests be held by officers, directors or employees of the Borrower.

     Subsidiaries Guarantee means the Subsidiaries Guarantee to be executed and delivered by each of the Material Subsidiaries, substantially in the form of Exhibit B as the same may be amended, supplemented or otherwise modified from time to time.

     Subsidiary means, with respect to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at such time directly or indirectly owned by such Person.

     UCC means, with respect to any jurisdiction, the Uniform Commercial Code as then in effect in that jurisdiction.

     Unfunded Liabilities means, with respect to any Plan at any time, the amount (if any) by which (a) the present value of all benefits under such Plan exceeds (b) the fair market value of all Plan assets allocable to such benefits (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

     Unused Fee shall have the meaning given to such term in Section 2.13(a).

     Wholly-Owned Consolidated Subsidiary means, with respect to any Person, any Consolidated Subsidiary of such Person all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person.

     SECTION 1.02 Accounting Terms. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements and certificates required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles in effect as of the Closing Date consistently applied; provided that, if the Borrower notifies the Agent that the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Borrower that the Majority Banks wish to amend
Article V for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principals in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Majority Banks.

     SECTION 1.03 Other Definitional Provisions. References to Articles, Sections subsections, Schedules and Exhibits shall be to Articles, Sections, subsections, Schedules and Exhibits, respectively, of this Credit Agreement unless otherwise specifically provided. Any of the terms defined in Section 1.01 or referred to in Section 1.02 may, unless the context otherwise requires, be used in the singular or the plural depending on the reference. In this Credit Agreement, the word including means including without limitation and the word includes means includes without limitation. Terms defined in this Credit Agreement and used, but not otherwise defined in the Exhibits and Schedules, shall have the meaning ascribed to such terms in this Credit Agreement

                              ARTICLE II

                              THE LOANS

     SECTION 2.01 Loans. Each Bank severally agrees, on the terms and conditions set forth in this Credit Agreement (including the conditions set forth in Section 3.02 hereof) and in reliance on the representations and warranties set forth herein, to make Loans to the Borrower pursuant to this Section 2.01 from time to time and including the Closing Date to but not including the Maturity Date in amounts such that the aggregate principal amount of such Loans by such Bank at any one time outstanding shall not exceed the Commitment of such Bank. Within the foregoing limits, the Borrower may borrow under this Section 2.01, prepay Loans and reborrow pursuant to this Section 2.01. Each Borrowing under this Section 2.01 which consists of Eurodollar Loans shall be in an aggregate principal amount of $500,000.00 or, at the election of Borrower, any larger multiple of $100,000.00 and shall be made from the several Banks ratably in proportion to their respective Commitments. Each Borrowing under this Section
2.01 which consists of Base Rate Loans shall be in an aggregate principal amount of $500,000.00 or, at the election of Borrower, any larger multiple of $100,000.00 and shall be made from the several Banks ratably in proportion to their respective Commitments.

     SECTION 2.02 Method of Borrowing.

     (a) The Borrower shall give the Agent and each Bank notice (a Notice of Borrowing) not later than (i) 11:00 A.M. (Charlotte, North Carolina time) on the date of each Base Rate Borrowing and (ii) 11:00 A.M. (Charlotte, North Carolina time) on the third (3rd) Eurodollar Business Day before each Eurodollar Borrowing, specifying:

     (i) the amount of the proposed Borrowing;

     (ii) the date of such Borrowing, which shall be a Business Day in the case of a Base Rate Borrowing or a Eurodollar Business Day in the case of a Eurodollar Borrowing;

     (iii) whether the Loans comprising such Borrowing are to be Base Rate Loans or Eurodollar Loans, or a combination thereof, and

     (iv) in the case of a Eurodollar Borrowing, the duration of the initial Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

     (b) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Banks ratable share of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

     (c) Not later than (i) 2:00 P.M., (Charlotte, North Carolina time) on the date of each Base Rate Borrowing, and (ii) 11:00 A.M. (Charlotte, North Carolina time) on the date of each Eurodollar Borrowing, each Bank shall make available its ratable share of such Borrowing, in federal or other funds immediately available in Charlotte, North Carolina, to the Agent at its address specified in or pursuant to Section 9.01. Unless any applicable condition specified in
Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at an account of the Borrower with the Agent immediately after being made available to the Agent at the Agent's aforesaid address in immediately available funds.

     SECTION 2.03 Notes.

     (a) The Loans of each Bank shall be evidenced by one Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loan.

     (b) Upon receipt of each Bank's Note pursuant to Section 3.01(b), the Agent shall forward such Note to such Bank via overnight courier service. Each Bank shall record on its Note the date, amount and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and prior to any transfer of its Note shall endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under such Note. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

     SECTION 2.04 Scheduled Termination of Commitments; Maturity of Loans.

     (a) The  Commitments  shall  terminate on December  30, 1999 (the  Maturity
Date) and any Loans then outstanding (together with accrued interest thereon) and all accrued fees and other amounts payable hereunder (including all amounts payable under Section 2.10) shall be due and payable in full on such date; provided, however, that within ninety (90) days before the first and second anniversary of the Closing Date, upon the request of the Borrower and with the consent of all of the Banks, the current Maturity Date may be extended for an additional one (1) year period. Each repayment pursuant to this Section 2.04(a) shall be made together with accrued interest to the date of payment, and shall be applied ratably to payment of the Loans of the several Banks in proportion to the aggregate outstanding principal amounts of their Loans.

     (b) Within the foregoing limits of this Section 2.04, each required payment or prepayment shall be applied to the outstanding Group or Groups of Loans as the Borrower may designate to the Agent not less than five (5) Business Days or five (5) Eurodollar Business Days, as the case may be, prior to the date required for such payment or prepayment or failing such designation by the Borrower, as the Agent may specify by notice to the Borrower and the Banks.

     SECTION 2.05 Interest Rates.

     (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate equal to the Base Rate for such day plus the Applicable Margin. Such interest shall be payable quarterly in arrears on the last day of each Quarterly Period and on each date a Base Rate Loan is converted to a Eurodollar Loan. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2.000% plus the rate otherwise applicable to Base Rate Loans for such day.

     (b) Each Eurodollar Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate equal to the Adjusted Eurodollar Rate for such Interest Period plus the Applicable Margin. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 3 months, at intervals of 3 months after the first day thereof. Any overdue principal of or interest on any Eurodollar Loan shall bear interest, payable on demand for each day until paid at a rate per annum equal to the sum of 2.000% plus (i) for each day during any Interest Period applicable to such Eurodollar Loan, the rate applicable to such Eurodollar Loan for such day, and (ii) for each day after the end of such Interest Period, the sum of 2.000% plus the rate applicable to Base Rate Loans for such day.

     (c) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the Banks by facsimile, telex or cable of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

     (d) The Eurodollar Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section 2.05. If the Eurodollar Reference Bank does not a timely quotation, the provisions of Section 8.01 shall apply.

     SECTION 2.06 Optional Termination or Reduction of Commitment. The Borrower may at any time, upon at least three (3) Business Days' written notice to the Agent, terminate the Commitments in whole or reduce the Commitments in part up to the amount by which the Commitments exceed the aggregate principal amount of the Loans; provided, however, any such partial reduction shall be in a minimum amount of $5,000,000.00 (or such lesser aggregate amount of the Commitments as may then be in effect) or any larger multiple of $1,000,000.00, provided further, any such reduction shall be made ratably among the Banks.

     SECTION 2.07 Prepayments.

     (a) Optional Prepayments.

         (i) The Borrower may, upon written notice delivered to the Agent not later than 2:00 P.M. (Charlotte, North Carolina time) on the first Business Day prior to the date of such prepayment, prepay a Group of Base Rate Loans in whole at any time, or from time to time in part in amounts aggregating $500,000.00 or any larger multiple of $100,000.00 by paying (in Dollars) the principal amount to be prepaid together with accrued interest thereon to the date of prepayment.Each such optional prepayment shall be applied to prepay ratably the Base Rate Loans of the several Banks included in such Group.

         (ii) The Borrower may, upon at least three (3) Eurodollar Business Days' notice to the Agent, prepay a Group of Eurodollar Loans in whole at any time, or from time to time in part in amounts aggregating $500,000.00 or any larger multiple of $100,000.00, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment, as designated by Borrower pursuant to Section 2.04(b); provided that the Borrower shall reimburse each Bank for any loss or expense incurred by it as a result of any such prepayment in accordance with Section 2.10. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Group.

         (iii) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

     (b) Mandatory Prepayments.

         i) Mandatory  Prepayments  from Asset Sales.  Within five (5)
         Business Days (or such longer period of time agreed to by the Banks) of each receipt by the Borrower or any of its Subsidiaries or Specified Affiliates of any Net Sale Proceeds from any Asset Sale, the Borrower shall prepay, or cause such Subsidiary or Specified Affiliate to prepay on behalf of the Borrower, to the Agent for the account of the Banks an amount equal to 100% of all Net Sale Proceeds from all such Asset Sales. Prepayments pursuant to this subsection (b)(i) shall be applied to prepay the Loans, together with interest accrued thereon to the date of prepayment; provided, however, that in the event of any such prepayment of a Eurodollar Loan other than on the last day of the Interest Period therefor, the Borrower shall be obligated to reimburse the Banks in respect thereof pursuant to Section 2.10.

         (ii)  Mandatory   Prepayment   from  the  Proceeds  of  Equity
         Contributions or the Issuance of Stock. Within five (5) Business Days (or such longer period of time agreed to by the Banks) of each date on which the Borrower or any of its Subsidiaries receives cash proceeds from any equity contributions or cash proceeds from the issuance of stock, the Borrower shall pay, or shall cause any such Subsidiary to pay, such cash proceeds less any actual out of pocket expenses, fees and other sums paid or incurred by Borrower or its Subsidiary in connection therewith, to the Agent for the ratable account of the Banks; provided however, that this provision shall not apply to any Dividend Reinvestment Plan or any successor or similar plan of the Borrower. Prepayments pursuant to this subsection (b)(ii) shall be applied to prepay the Loans, together with interest accrued thereon to the date of prepayment, as designated by Borrower pursuant to Section 2.04(b); provided, however, that in the event of any such prepayment of a Eurodollar Loan other than on the last day of the Interest Period therefor, the Borrower shall be obligated to reimburse the Banks in respect thereof pursuant to Section 2.10.

         (iii) Mandatory Prepayment from the Proceeds of Debt.
         Within five (5) Business Days (or such longer period of time agreed to by the Banks) of each date on which the Borrower or any of its Subsidiaries receives cash proceeds from the issuance of any Debt, the Borrower shall pay, or shall cause any such Subsidiary to pay, such cash proceeds, less any actual out of pocket expenses, fees and other sums paid or incurred by Borrower or such Subsidiary in connection therewith, to the Agent for the ratable account of the Banks. Prepayments pursuant to this subsection (b)(iii) shall be applied to prepay the Loans, together with interest accrued thereon to the date of prepayment, as designated by Borrower pursuant to Section 2.04(b); provided, however, that in the event of any such prepayment of a Eurodollar Loan other than on the last day of the Interest Period therefor, the Borrower shall be obligated to reimburse the Banks in respect thereof pursuant to Section 2.10.

         (iv) Notice of Mandatory Prepayment. The Borrower shall notify the Agent of any prepayment pursuant to this Section 2.07 at least two (2) Business Days prior to the date on which such prepayment is required to be made; provided, however, that the failure to give such notice shall not affect the obligation of the Borrower to make such prepayment on such date.

     SECTION 2.08 Method of Electing Interest Rates.

     (a) The Loans included in each Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing.Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Group of Loans (subject in each case to the provisions of Article VIII), as follows:

         (i) if such Loans are Base Rate Loans, the Borrower may elect to convert such Loans to Eurodollar Loans as of any Eurodollar Business Day; and

         (ii) if such Loans are Eurodollar Loans, the Borrower may elect to convert such Loans to Base Rate Loans or elect to continue such Loans as Eurodollar Loans for an additional Interest Period, in each case effective on the last day of the then current Interest Period applicable to such Loans;

provided, that the Borrower may not elect to continue any Eurodollar Loan or convert any Loan into a Eurodollar Loan after the occurrence and during the continuation of a Default. Each such election shall be made by delivering a notice (a Notice of Interest Rate Election) to the Agent no later than 11:00 A.M. (Charlotte, North Carolina time) (x) if the relevant Loans are to be converted to Base Rate Loans, the second Business Day before such conversion or continuation is to be effective and (y) if the relevant Loans are to be converted to Eurodollar Loans or continued as Eurodollar Loans for an additional Interest Period, the third Eurodollar Business Day before such conversion or continuation is to be effective. A Notice of Interest Rate Election may, if it so specifies, apply to only a portion of the aggregate principal amount of the relevant Group of Loans; provided that (i) such portion is allocated ratably among the Loans comprising such Group and (ii) the portion to which such Notice applies, and the remaining portion to which it does not apply, are each at least $500,000.00 and no more than one of such portions is other than a multiple of $100,000.00.

     (b) Each Notice of Interest Rate Election shall specify: (i) the Group of Loans (or portion thereof) to which such notice applies;

         (ii) the date on which the conversion or continuation selected in such notice is to be effective, which shall comply with subsection
         (a) above;

         (iii) if the Loans comprising such Group are to be converted, the new type of Loans and, if such new Loans are Eurodollar Loans, the duration of the initial Interest Period applicable thereto; and

         (iv) if such Loans are to be continued as Eurodollar Loans for an additional Interest Period, the duration of such additional Interest Period.

Each Interest Period specified in a Notice of Interest Rate Election shall comply with the provisions of the definition of Interest Period. No more than 4 Groups of Loans shall be outstanding at any one time.

     (c) Upon receipt of a Notice of Interest Rate Election from the Borrower pursuant to Section 2.08(a) above, the Agent shall promptly notify each Bank of the contents thereof and such notice shall not thereafter be revocable by the Borrower. If the Borrower fails to deliver a timely Notice of Interest Rate Election to the Agent for any Group of Eurodollar Loans, such Loans shall be converted into Base Rate Loans on the last day of the then current Interest Period applicable thereto.

     SECTION 2.09 General Provisions as to Payments.

     (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 3:00 p.m. (Charlotte, North Carolina time) on the date when due, in federal or other funds immediately available in Charlotte, North Carolina, to the Agent at its address referred to in Section 9.01 and any of such payments received after 3:00 p.m. on the required due date shall be deemed to have been paid by the Borrower on the next succeeding Business Day. Any such payment with respect to a Loan shall be made in Dollars. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Base Rate Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. Whenever any payment of principal of, or interest on, the Eurodollar Loans shall be due on a day which is not a Eurodollar Business Day, the date for payment thereof shall be extended to the next succeeding Eurodollar Business Day unless such Eurodollar Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Eurodollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

     (b) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payments in full to the Agent, on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payments, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

     SECTION 2.10 Funding Losses. If the Borrower makes any payments of principal with respect to any Eurodollar Loan or any Eurodollar Loan a converted to is converted to another type of Loan (pursuant to Articles II, VI, VIII, or otherwise) on any day other than the last day of an Interest Period applicable thereto, or if the Borrower fails to borrow or prepay any Eurodollar Loans after notice has been given to any Bank in accordance with the terms hereof, the Borrower shall reimburse each applicable Bank on demand for any resulting reasonable out of pocket loss or expense incurred by it (or any existing Participant in the related Loan, provided that the amount collected by a Bank and its Participant shall not exceed the amount which the Bank would have been entitled to collect absent such participation), including (without limitation) any such loss incurred in obtaining, liquidating or employing deposits from third parties to fund or maintain such Loan or proposed Loan, but excluding loss of margin for the period after any such payment or conversion or failure to borrow or prepay, provided that such Bank shall have delivered to the Borrower (with a copy to the Agent) a certificate prior to requesting reimbursement setting forth in reasonable detail its calculation of the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error. NOTWITHSTANDING THE FOREGOING PROVISIONS OF THIS SECTION 2.10 TO THE CONTRARY, THE TERM LOSS SHALL NOT INCLUDE AND BORROWER SHALL NOT BE RESPONSIBLE FOR THE PAYMENT OF ANY LOST PROFITS (IN EXCESS OF THE AMOUNTS OTHERWISE PAYABLE BY BORROWER HEREUNDER AS A PART OF THE ADJUSTED EURODOLLAR RATE) OR ANY CONSEQUENTIAL, SPECULATIVE, PUNITIVE OR OTHER DAMAGES.

     SECTION 2.11 Computation of Interest and Fees. All interest and fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

     SECTION 2.12 Withholding Tax Exemption. At least five (5) Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to the Borrower and the Agent two duly and properly completed copies of United States Internal Revenue Service Form 1001 or 4224 (or any successor form, in either case), certifying in either case that such Bank is entitled to receive payments under this Credit Agreement and the Notes without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 (or any successor form, in either case) further undertakes to deliver to the Borrower and the Agent two (2) additional copies of such form (or a successor form) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent, in each case certifying that such Bank is entitled to receive payments under this Credit Agreement and the Notes without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrower and the Agent that it is not capable of receiving payments without any deductions or withholding of United States federal income tax, in which case such Bank shall have appropriate amounts withheld pursuant to applicable law. Notwithstanding any provision contained in this Credit Agreement to the contrary, if Borrower, on advice of counsel, reasonably believes that Borrower should withhold an amount with respect to any Bank on account of any applicable Government requirement, Borrower shall be entitled to withhold such sum in accordance with the applicable Government requirement. If Borrower fails to withhold an amount with respect to any Bank which Borrower should have withheld under any applicable Government requirement, such Bank shall indemnity and hold Borrower harmless from and against all costs, liabilities, expenses (including reasonable attorneys fees), penalties and interest incurred by or asserted against Borrower in connection therewith.

     SECTION 2.13 Fees.

     (a) Unused Fee. From and after the Closing Date, the Borrower agrees to pay the Agent for the ratable benefit of the Banks an unused fee for each calendar quarter, prorated for partial quarters, in an amount equal to the Applicable Fee Percentage multiplied by the average daily unused amount of the Commitments (the Unused Fee). The Unused Fee shall be payable quarterly in arrears on the last day of each Quarterly Period commencing March 31, 1997. The Agent shall distribute the Unused Fee to the Banks pro rata in accordance with the respective Commitments of the Banks.

     (b) Upfront Fee. The Borrower agrees to pay each Bank an upfront fee on the Closing Date in an amount agreed to by the Borrower and such Bank.

     (c) Agent's Fees. The Borrower agrees to pay the Agent such fees as may be agreed upon by the Agent and the Borrower from time to time.

                                   ARTICLE III

                                   CONDITIONS

     SECTION 3.01 Conditions to Initial Loans. The obligation of each Bank to make its initial Loan hereunder is subject to the satisfaction of such of the following conditions in all material respects on or prior to the Closing Date as shall not have been expressly waived in accordance with Section 9.05:

     (a) The Agent shall have received counterparts hereof signed by each of the parties hereto (or, in the case of any party (other than the Borrower) as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, facsimile, telex or other written confirmation from such party of execution of a counterpart hereof by such party); provided, however, in any event, the Agent shall distribute to each Bank promptly after the Closing Date an original Credit Agreement executed by the Borrower, the Banks and the Agent;

     (b) The Agent shall have received a duly executed Note for the account of each Bank, comply with Section 2.03;

     (c)  The  Agent  shall  have  received  the  duly   executed   Subsidiaries
Guarantees;

     (d) The Agent and each Bank shall have received legal opinions of counsel to the Borrower, substantially to the effect of Exhibit C hereto;

     (e) The Agent shall have received all documents it may reasonably request relating to the existence of the Borrower and each Obligor, the corporate authority for and the validity of each of the Financing Documents, and any other matters relevant hereto, all in form and substance satisfactory to the Agent;

     (f) The Agent shall receive the applicable Notice of Borrowing relating to such Loan;

     (g) No Default shall have occurred and be continuing immediately before the making of such Loan and no Default shall exist immediately thereafter;

     (h) The representations and warranties of the Borrower made in or pursuant to the Financing Documents to which it is a party shall be true in all material respects as of the date of the making of such Loan;

     (i) The proceeds of the Loans will be extended in compliance with all applicable governmental laws and regulations (including without limitation Regulations U, G, T and X);

     (j) The Agent shall have received a certificate of the Borrower, signed on behalf of Borrower by the Borrower's chief executive officer or chief financial officer, confirming to the knowledge of such officer that no Default is continuing, the solvency of the Borrower and satisfaction in all material respects of all other conditions precedent to the initial borrowing hereunder;

     (k) The Agent and the Banks shall have been paid all fees due and payable pursuant to Sections 2.13(b) and (c) hereof,

     (l) No litigation shall be pending or to the knowledge of Borrower threatened against Borrower or its Material Subsidiaries which would be likely to materially and adversely affect the assets, operations, business or condition, financial or otherwise, of the Borrower and its Material Subsidiaries, or which could reasonably be expected to affect materially and adversely the ability of the Borrower to fulfill its obligations hereunder; and

     (m) There shall not have occurred or become known any material adverse change with respect to the condition (financial or otherwise), operations, business or assets of the Borrower and its Subsidiaries taken as a whole, since December 31, 1993.

     The certificates and opinions referred to in this Section shall be dated not earlier than the date hereof and not later than the date of such initial Loans.

     SECTION 3.02 Conditions to Loans. The obligation of any Bank to make any Loan subsequent to the initial Loan is subject to the satisfaction of such of the following conditions on or prior to the proposed date of the making of such
Loan:

     (a) The Agent shall receive the applicable Notice of Borrowing relating to such loan pursuant to Section 2.02(a) hereof;

     (b) No Default shall have occurred and be continuing immediately before the making of such Loan and no Default shall exist immediately thereafter;

     (c) The representations and warranties of the Borrower made in or pursuant to the Financing Documents to which it is a party shall be true in all material respects on and as of the date of such Borrowing; and

     (d) Immediately following the making of such Loan the sum of the outstanding principal balance of the Loans shall not exceed the Commitments.

     The making of such Loan hereunder shall be deemed to be a representation and warranty by the Borrower on the date thereof as to the facts specified in clauses (b), (c) and (d) of this Section.

                                ARTICLE IV

                       EPRESENTATIONS AND WARRANTIES

     The Borrower represents and warrants that:

     SECTION 4.01 Corporate Existence and Power. The Borrower and each of its Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     SECTION 4.02 Corporate and Governmental Authorization;No Contravention. The execution and delivery by the Obligors of the Financing Documents and the performance by the Obligors of their respective obligations thereunder are within the corporate power of the Obligors, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except for any such action or filing that has been taken and is in full force and effect) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the Constitutional Documents of any Obligor or of any material agreement, judgment, injunction, order, decree or other material instrument binding upon any Obligor or result in the creation or imposition of any Lien on any asset of any Obligor other than Liens created pursuant to the Financing Documents.

     SECTION 4.03 Binding Effect. The Financing  Documents  constitute valid and
binding  agreements  of  the  Obligors   enforceable  against  the  Obligors  in
accordance with their terms.

     SECTION 4.04 Litigation. Except as set forth on Schedule 4.04 attached hereto, there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable possibility of an adverse decision which would materially adversely affect the business or the consolidated results of operations of the Borrower and its Subsidiaries, or which in any manner draws into question the validity of any Financing Document.

     SECTION 4.05 Compliance with ERISA. Except as set forth on Schedule 4.05 attached hereto, each member of the ERISA Group has fulfilled its obligations in all material aspects under the minimum funding standards of ERISA and the Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Plan. Except as previously disclosed to the Banks in writing prior to the date hereof, no member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which in either event has resulted or could reasonably be expected to result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums or similar items under Section 4007 of ERISA.

     SECTION 4.06 Environmental Matters. Except as set forth on Schedule 4.06 hereto:

     (a) No written notice, notification, demand, request for information, citation, summons, complaint or order has been received by the Borrower and to the knowledge of the Borrower, no penalty has been assessed and no investigation or review is pending or threatened by any governmental or other entity, (i) with respect to any alleged violation of any Environmental Laws in connection with the conduct of the Borrower and relating to a Hazardous Substance or (ii) with respect to any alleged failure to have any permit, certificate, license, approval, registration or authorization required in connection with the conduct of the Borrower relating to a Hazardous Substance or (iii) with respect to any generation, treatment, storage, recycling, transportation, disposal or release (including a release as defined in 42 U.S.C Section 9601(22)) (Release) of any Hazardous Substance used by the Borrower, which alleged violation, alleged failure to have any required permit, certificate, license, approval, or registration, or generation, treatment, storage, recycling, transportation, disposal or release, individually or in the aggregate, is reasonably likely to result in liability to the Borrower in excess of $1,000,000.00.

     (b) (i) To the Borrower's knowledge, there has been no Release of a Hazardous Substance at, on or under any property used by the Borrower or for which the Borrower or any of its Subsidiaries would be liable, which Release, individually, is reasonably likely to result in liability to the Borrower in excess of $1,000,000.00; (ii) to the Borrower's knowledge, neither the Borrower nor any of its Subsidiaries has, other than as a generator or in a manner not regulated or prohibited under the Environmental Laws, stored or treated any hazardous waste (as defined in 42 U.S.C Section 6903(5)) on any property used by the Borrower or for which the Borrower or any of its Subsidiaries would be liable, except for such storage or treatment which individually or in the aggregate is not reasonably likely to result in liability to the Borrower or any of its Subsidiaries in excess of $1,000,000.00; and (iii) to the Borrower's knowledge no polychlorinated biphenyl (PCB) in concentrations greater than 50 parts per million, friable asbestos, or underground storage tank (in use or abandoned) is at any property used by the Borrower or for which the Borrower or any of its Subsidiaries would be liable, except for such PCBS, friable asbestos or underground storage tanks that are not reasonably likely, individually or in the aggregate, to result in liability to the Borrower or any of its Subsidiaries in excess of $1,000,000.00.

     (c) To the knowledge of the Borrower, neither the Borrower nor any of its Subsidiaries has transported or arranged for the transportation (directly or indirectly) of any Hazardous Substance to any location which is listed under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (CERCLA), on the Comprehensive Environmental Response, Compensation and Liability Information System, as amended (CERCLIS), or on any similar state list or which is the subject of any federal state or local enforcement action or other investigation which may lead to claims for clean-up costs, remedial work, damages to natural resources or for personal injury claims, including, but not limited to, claims under CERCLA, that are reasonably likely, individually or in the aggregate, to result in liability to the Borrower or any of its Subsidiaries in excess of $1,000,000.00.

     (d) No written notification of a Release of a Hazardous Substance has been filed by or on behalf of the Borrower or any of its Subsidiaries, which individually or in combination with other such Releases, is reasonably likely to result in liability for the Borrower or any of its Subsidiaries in excess of $1,000,000.00.

     (e) There have been no environmental audits or similar investigations conducted by or which are in the possession of the Borrower or any of its Subsidiaries in relation to any property used by the Borrower or for which the Borrower or any of its Subsidiaries would be liable, which identify one or more environmental liabilities of the Borrower or any of its Subsidiaries which are reasonably likely to exceed $1,000,000.00 individually or in the aggregate.

     SECTION 4.07 Subsidiaries. Set forth on Schedule 4.07 hereto is a complete and accurate list of all of the Subsidiaries of the Borrower, showing as to each such Subsidiary the jurisdiction of its organization, the number of shares of each class of capital stock or other equity interests outstanding and the percentage of the outstanding shares of each such class owned (directly or indirectly) by the Borrower or any other Subsidiary of the Borrower and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase, and similar rights. All of the outstanding capital stock or other equity interests of all of such Subsidiaries identified in such
Schedule 4.07 as being owned by the Borrower or any of its Subsidiaries has been validly issued, is fully paid and nonassessable and is owned directly or indirectly by the Borrower or any of its Subsidiaries, as the case may be, free and clear of all Liens other than a Lien described in and permitted by Section
5.07 hereof. Each corporate Subsidiary of the Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

     SECTION 4.08 Not an Investment Company. Neither the Borrower nor any of its Subsidiaries is an investment company within the meaning of the Investment Company Act of 1940, as amended.

     SECTION 4.09 Margin Stock. No proceeds of any Loan will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock in violation of Regulations U, G, T or X.

     SECTION 4.10 Compliance With Laws. Except as set forth on Schedule 4.10 attached hereto and made a part hereof or as previously disclosed in writing to the Banks prior to the date hereof, to the Borrower's knowledge, the Borrower and each of its Subsidiaries is in compliance in all material respects with all applicable laws, rules and regulations, and is not in violation of, or in default under, any term or provision of any charter, bylaw, mortgage, indenture, agreement, instrument, statute, rule, regulation, judgment, decree, order, writ or injunction applicable to it, except for any such noncompliance, violation, default or failure to comply which would not be reasonably expected, individually or in the aggregate, to have a material adverse effect on the business, financial position or results of operations of the Borrower or any of its Subsidiaries, or on the ability of the Borrower or any of its Subsidiaries to perform its obligations under the Financing Documents.

     SECTION 4.11 Absence of Liens. There are no liens of any nature whatsoever on any properties or assets of the Borrower or any of its Subsidiaries, except as otherwise permitted under Section 5.07 hereof.

     SECTION 4.12 Debt. Other than as set forth on Schedule 4.12 hereto, there is no material Debt of the Borrower and its Subsidiaries outstanding as of the date hereof (except for Debt incurred in the ordinary course of business of Borrower or its Subsidiaries).

     SECTION 4.13 Contingent Liabilities. As of the Closing Date, other than as set on Schedule 4.13 there are no material contingent liabilities (other than contingent liabilities that constitute Debt and material contingent liabilities arising out of customary indemnifications given by the Borrower or its Subsidiaries to its officers and directors, its underwriters or its lenders) of the Borrower or its Subsidiaries as of the date hereof.

     SECTION 4.14 Investments. Set forth on Schedule 4.14 is a complete and accurate list, in all material respects, as of the date hereof of all investments by the Borrower or any of its Subsidiaries in any Person, other than investments by the Borrower or any of its Subsidiaries in a Subsidiary.

     SECTION 4.15 Solvency. Each Obligor is Solvent after giving effect to the transactions contemplated by the Financing Documents.

     SECTION 4.16 Taxes. The Borrower and its Subsidiaries have filed, or caused to be flied, all material tax returns (federal, state, local and foreign) required to be filed and paid all amounts of taxes shown thereon to be due (including interest and penalties) and have paid all other taxes, fees, assessments and other governmental charges owing by them, except for such taxes
(i) which are not yet delinquent or (ii) as are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with generally accepted accounting principles. The Borrower is not aware of any proposed material tax assessments against it or any of its Subsidiaries.

     SECTION 4.17 REIT Status. The Borrower is taxed as a real estate investment trust within the meaning of Section 856 (a) of the Code.

     SECTION 4.18 Specified Affiliates. Except as set forth on Schedule 1.01, there are no Specified Affiliates as of the date hereof.


                                    ARTICLE V

                                    COVENANTS

     The Borrower hereby covenants and agrees that until the Loans, together with interest, fees and other obligations hereunder, have been paid in full and the Commitments hereunder shall have terminated, the Borrower shall, and shall cause its Subsidiaries to, perform and comply with the following covenants:

     SECTION 5.01 Information. The Borrower will deliver to Agent:

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

     (a) as soon as available and in any event within ninety (90) days after the end of each fiscal year of the Borrower, a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related consolidated and consolidating statements of income and consolidated statement of cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, and, with respect to such financial information for the Borrower, such consolidated statements shall be audited statements by Ernst & Young or other independent public accountants of nationally recognized standing and containing an unqualified opinion of such accountants;

     (b) as soon as available and in any event within forty-five (45) days after the end of each of the first three (3) fiscal quarters of each fiscal year of the Borrower, a consolidated and consolidating balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and the related consolidated and consolidating statements of income and consolidated statement of cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter and the corresponding portion of the previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer of the Borrower;

     (c) simultaneously with the delivery of each set of financial statements referred to in subsections (a) and (b) of this Section, a certificate of Borrower, signed on behalf of Borrower by the chief financial officer of the Borrower (i) stating whether, to such officer's knowledge, there exists on the date of such certificate any Default and, if any Default then exists, setting forth the details thereof and the action that the Borrower is taking or proposes to take with respect thereto, (ii) stating whether, since the date of the most recent financial statements previously delivered pursuant to subsection (a) or
(b) of this Section, there has been a change in the generally accepted accounting principles applied in preparing the financial statements then being delivered from those applied in preparing the most recent audited financial statements so delivered which is material to the financial statements then being delivered, (iii) stating how much of the outstanding principal balance of the Loans as of the end of the applicable fiscal quarter has been used for the general corporate purposes of the Borrower and its Subsidiaries, (iv) furnishing calculations demonstrating the compliance by the Borrower of the covenants contained in Sections 5.18, 5.19 and 5.20 hereof, and (v) attaching management's summary of the results contained in such financial statements;

     (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement (addressed to the Agent for the benefit of the Banks) of the firm of independent public accountants which reported on such statements whether anything has come to their attention to cause them to believe that any Default existed on the date of such statements;

     (e) within five (5) Business Days after any officer obtains knowledge of any Default, if such Default is then continuing, a certificate of Borrower, signed on behalf of Borrower by the chief financial officer of the Borrower, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

     (f) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

     (g) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

     (h) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any reportable event (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability with respect to any Multiemployer Plan under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is not Solvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of its intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) except as previously disclosed to the Banks in writing prior to the date hereof, fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a lien or the posting of a bond or other security under ERISA or the Code, a certificate of Borrower, signed on behalf of Borrower by the chief financial officer, the chief accounting officer or the treasurer of the Borrower, setting forth details as to such occurrence and the action, if any, which the Borrower or any applicable member of the ERISA Group is required or proposes;

     (i) as soon as possible after any officer of the Borrower obtains knowledge of the commencement of, or of a material threat of the commencement of, an action, suit or proceeding against the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood of an adverse decision which would after the application of applicable insurance materially and adversely affect the business, financial position or results of operations of the Borrower and its Consolidated Subsidiaries, in each case considered as a whole, or which in any manner questions the validity of any Financing Document, a written report informing the Banks in reasonable detail of the nature of such pending or threatened action, suit or proceeding;

     (j) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries, as the Agent or any Bank may reasonably request; and

     (k) simultaneously with the delivery of each set of statements referred to in clauses (a) and (b) above, a detailed listing of all current Buy-Sell Agreements, setting forth the parties, the facility to be acquired and the purchase price, together with a statement of all Buy-Sell Agreements that have been consummated since the date of the last statement.

     For purposes of the foregoing:

        (i) during any period when generally accepted accounting principles or related auditing standards requires that a Specified Affiliate of the Borrower be accounted for as a Subsidiary for purposes of the consolidated financial statements of the Borrower and its Subsidiaries, the term Subsidiary shall include a Specified Affiliate of the Borrower for purposes of paragraphs (a) and (b) above; and

        (ii) during any period when generally accepted accounting principles or related auditing standards does not require that a Specified Affiliate of the Borrower be accounted for as a Subsidiary for purposes of the consolidated financial statements of the Borrower and its Subsidiaries, the terms Subsidiary shall not include a Specified Affiliate of the Borrower for purposes of paragraphs (a) and
        (b) above and, if the Borrower shall have any Specified Affiliates during any period covered by the financial statements delivered pursuant to paragraphs (a) or (b) above, the Borrower shall deliver (A) financial statements of the character specified in paragraphs (a) and
        (b) above for such Specified Affiliates within the time periods set forth in paragraphs (a) and (b) above, and (B) on a combined basis, financial statements of the character specified in paragraphs (a) and
        (b) above for the Borrower, its Subsidiaries and such Specified Affiliates accompanied by the opinions and certificates specified in paragraphs (b) and (c) above within the time periods set forth in paragraphs (a), (b) and (c) above.

     SECTION 5.02 Payment of Obligations. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, at or before maturity, or prior to expiration of applicable notice, grace and curative periods, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each of its Subsidiaries to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

     SECTION 5.03 Maintenance of Property; Insurance.

     (a) The Borrower will keep, and will cause each of its Subsidiaries to keep, or will in the ordinary course of business cause the tenants of respective properties to keep, all property materially useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

     (b) The Borrower will maintain, and will cause each of its Subsidiaries to maintain, with financially sound and responsible insurance companies, insurance on all their respective properties in at least such amounts and against such risks (and with such risk retention) as are usually insured against in the same general area by companies of established repute engaged in the same or a similar business, and will furnish to the Banks, upon request from the Agent, information presented in reasonable detail as to the insurance so carried. The insurance described in this Section 5.03 may be carried by the tenants under the respective tenant leases of such properties in lieu of by Borrower or its Subsidiaries.

     SECTION 5.04 Conduct of Business and Maintenance of Existence. Except as contemplated otherwise by the Investment Policy, the Borrower will continue, and will cause each Subsidiary to continue, to engage in business of the same general type as now conducted by the Borrower and each of its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each of its Subsidiaries to preserve, renew and keep in full force and effect their respective corporate existences and, except for any such rights, privileges and franchises the failure to preserve which would not in the aggregate have a material adverse effect on the Borrower and its Subsidiaries or the ability of the Borrower or any Subsidiary to perform any of their respective obligations under any Financing Document, their respective rights, privileges and franchises necessary or desirable in the normal conduct of business; provided that nothing in this Section 5.04 shall prohibit (a) the merger of a Subsidiary of the Borrower into the Borrower or the merger or consolidation of any Subsidiary of the Borrower with or into another Person if the corporation surviving such consolidation or merger is a Wholly-Owned Consolidated Subsidiary of the Borrower and if, in each case, after giving effect thereto, no Default shall have occurred and be continuing or (b) the termination of the corporate existence of any Subsidiary of the Borrower or the discontinuation of any line of business of the Borrower or any of its Subsidiaries if the Borrower in good faith determines that such termination is in the best interest of the Borrower or such Subsidiary, as the case may be, and is not materially disadvantageous to the Banks.

     SECTION 5.05 Compliance with Laws. The Borrower will comply, and cause each of its Subsidiaries to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) the failure to comply with which would have a material adverse effect on the Borrower and its Subsidiaries or their ability to perform any of its obligations under any Financing Document, except where the necessity of compliance therewith is contested in good faith by appropriate proceedings.

     SECTION 5.06 Inspection of Property, Books and Records. The Borrower will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries shall be made of all material dealings and transactions in relation to its business and activities; and, except to the extent prohibited by applicable law, rule, regulations or orders, will permit, and will cause each of its Subsidiaries to permit, representatives of any Bank at such Bank's expense (which expense shall not be subject to reimbursement by Borrower hereunder) to visit and inspect any of their respective properties (subject to the rights of tenants in possession thereof and to any limitations on the inspection rights of Borrower in connection therewith), to examine and make abstracts from any of their respective books and records and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants, upon reasonable prior written notice to Borrower, all at such reasonable times and as often as may reasonably be desired.

     SECTION 5.07 Negative Pledge. The Borrower will not nor will it permit any of its Subsidiaries to create, assume or suffer to exist any lien on any asset now owned or hereafter acquired by it, except:

     (a) (i) Liens existing on the date of this Credit Agreement securing Debt outstanding on such date and identified on Schedule 5.07 and (ii) Liens created by and existing under the Financing Documents;

     (b) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's, statutory banker's or other like Liens arising in the ordinary course of business and which are not overdue for a period of more than thirty
(30) days or which are being contested in good faith by appropriate proceedings;

     (c) Liens for taxes, assessments or other governmental charges not yet due or which are being contested in good faith and by appropriate proceedings;

     (d) Liens imposed by law on pledges or deposits in connection with workmen's compensation, unemployment insurance and other social security legislation which do not interfere with or adversely affect in any material respect the or conduct of the business of the Borrower or any of its Subsidiaries;

     (e)  deposits  to  secure  the  performance  of  bids,  tenders,  trade  or government contracts (other than for borrowed money), leases, licenses, statutory obligations, surety bonds (other than in relation to judgments), performance bonds and other obligations of a like nature incurred in the ordinary course of business;

     (f) easements, rights-of-way, zoning and similar restrictions and other encumbrances or title defects incurred, or leases or subleases granted to others which are in existence as of the date hereof, or if not in existence as of the date hereof, do not interfere with or adversely affect in any material respect the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

     (g) Liens securing reimbursement obligations with respect to trade letters of credit issued in the ordinary course of business; provided that such Liens only attach to the assets being acquired with the proceeds of such letters of credit;

     (h) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien, to the extent such Lien is permitted by any of the foregoing clauses of this Section; provided that such Debt is not increased and is not secured by any additional assets;

     (i) Liens on properties securing security deposits of tenants, provided that the aggregate amount of such security deposits secured by such Liens shall not exceed 5% of Consolidated Total Capital at any time outstanding;

     (j) Liens not otherwise  permitted by the foregoing clauses of this Section
securing  Debt  in  an  amount  no  greater  than   $1,000,000.00  at  any  time
outstanding;

     (k) Liens securing Debt in an aggregate amount not to exceed $25,000,000.00
(i) encumbering assets directly or indirectly purchased by Borrower or any Subsidiary in any transaction relating to or arising from a Buy-Sell Agreement or Securities Transaction or other transaction after the date hereof; or (ii) encumbering real property acquired by Borrower or any Subsidiary after the date hereof; provided, however, any Lien on any of such assets or real property shall only secure the Debt assumed or taken subject to in connection with the acquisition thereof; and

     (l) Liens securing Debt of any Subsidiary or Specified Affiliate to the Borrower.

     SECTION 5.08 Consolidations, Mergers and Sales of Assets.

     (a) The Borrower will not, nor will it permit any of its Subsidiaries to, consolidate or merge with or into any other Person except as permitted in accordance with Section 5.04.

     (b) The Borrower will not, nor will it permit any of its Subsidiaries to, make any Asset Sale except the sale of any asset listed in Schedule 5.08 hereof, unless in connection with such Asset Sale, Borrower or such Subsidiary makes provision for the Mandatory Prepayments described in Section 2.07.

     SECTION 5.09 Creation of Subsidiaries. The Borrower will not, nor will it permit any of its Subsidiaries to, create any Subsidiary except for the creation of a wholly owned Subsidiary of the Borrower or a Specified Affiliate provided that (i) such Subsidiary or Specified Affiliate is organized under the laws of a jurisdiction within the United States of America, (ii) such Specified Affiliate and such Subsidiary, if such Subsidiary is a Material Subsidiary, executes at the time of its creation a guaranty in favor of the Banks in the form of Exhibit B attached hereto, and (iii) no Default exists immediately prior to or after the creation of such Subsidiary or Specified Affiliate.

     SECTION 5.10 [lntentionally Omitted].

     SECTION 5.11 Transactions with Affiliates. The Borrower will not and will not permit any Subsidiary to enter into directly or indirectly any material transaction or material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Borrower, any Wholly-Owned Subsidiary or Specified Affiliate), except in the ordinary course and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.

     SECTION 5.12 Use of Proceeds. The proceeds of the Loans will be used (i) to finance the acquisition of healthcare real estate properties by the Borrower and its Subsidiaries and (ii) to finance the general corporate purposes of the Borrower and its Subsidiaries; provided, however, no more than $10,000,000.00 of the proceeds of the Loans at any one time outstanding shall be used for the general corporate purposes of the Borrower and its Subsidiaries.

     SECTION 5.13 Constitutional Documents. Subject to changes, including any dissolutions permitted pursuant to this Credit Agreement: (i) the Borrower will not, nor will it permit any of its Subsidiaries to, amend its Constitutional Documents in any manner which could materially adversely affect the rights of the Banks under the Financing Documents or their ability to enforce the same; and (ii) the Borrower will not amend its Constitutional Documents in a manner which would permit a single shareholder (as determined for purposes hereof pursuant to the attribution provisions of Section 544 of the Code as modified by
Section 856 of the Code) to own more than thirty percent (30%) of the outstanding stock in Borrower.

     SECTION 5.14 Investments. The Borrower shall not make, nor shall it permit any of its Subsidiaries to make, any Investment in any other Person except for Investments made in accordance Borrowers Investment Policy, except that the Borrower may make and own Investments in (i) marketable direct obligations issued or unconditionally guaranteed by the Government or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one (1) year from the date of acquisition thereof,
(ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one (1) year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either S&P or Moody's, (iii) commercial paper maturing no more than one (1) year from the date of creation thereof and, at the time of acquisition, having a rating in one of the two highest rating categories of S&P or Moody's, (iv) certificates of deposit, bankers acceptances or time deposits maturing within one (1) year from the date of acquisition thereof issued by any of the Banks, (v) certificates of deposit or bankers acceptances maturing within one (1) year from the date of acquisition thereof or time deposits maturing within thirty (30) days from the date of acquisition thereof issued by other commercial banks organized under the laws of the United States of America or any state thereof or the District of Columbia, each having shareholders' equity of not less than $600,000,000, or (vi) repurchase agreements with commercial banks or with securities dealers, in any case fully secured as to principal and interests by obligations described in clauses (i)-(v) of this Section.

     SECTION 5.15 Prepayments of Debt. The Borrower shall not, nor shall it permit any of its Subsidiaries to, prepay, redeem, defease (whether actually or in substance) or purchase in any manner (or deposit or set aside funds for the purpose of any of the foregoing), make any payment in respect of principal of, or make any payment in respect of interest on, or permit any of its Subsidiaries to prepay, redeem, or purchase in an manner, make any payment in respect of principal of, or make any payment in respect of interest on, any Debt of the Borrower or any of its Subsidiaries except for (i) payments of principal interest or other sums required in accordance with the terms of the instruments governing such Debt, (ii) payments with respect to Debt under this Credit Agreement or any of the Financing Documents, (iii) payments with respect to Debt assumed or taken subject to in connection with any Securities Transaction or asset purchase after the date hereof, and (iv) payments with respect to Debt of any Subsidiary to the Borrower.

     SECTION 5.16 Capital Expenditures. The Borrower shall not, nor shall it permit any of its Subsidiaries to, make any capital expenditures in an aggregate amount in excess of $2,500,000.00 per fiscal year; provided, however (i) capital expenditures incurred to acquire, expand or improve facilities shall not be deemed to be capital expenditures for purposes of the foregoing requirement, and
(ii) capital expenditures required pursuant to any lease or other contract shall not be deemed to be capital expenditures for purposes of the foregoing requirement.

     SECTION 5.17 Repurchase, Retirement or Redemption of Capital Stock; Dividends. The Borrower will not, nor will it permit any of its Subsidiaries (other than its wholly-owned Subsidiaries or the Specified Affiliates) to, repurchase, retire or redeem any of its capital stock. The Borrower will not pay dividends on any of its stock in any fiscal year in excess of ninety five percent (95%) of Funds From Operations for such fiscal year.

     SECTION 5.18 Ratio of Consolidated Funded Indebtedness to Consolidated Total Capital. The Borrower will not permit its ratio of Consolidated Funded Indebtedness to Consolidated Total Capital to exceed (i) .45 to 1.0 as of the last day of the fiscal quarter ending December 31, 1996, (ii) .45 to 1.0 as of the last day of the fiscal quarter ending March 31, 1997 (or .40 to 1.0 as of the last day of such fiscal quarter if the Borrower has issued additional equity of at least $50,000,000 prior to March 31, 1997) and (iii) .40 to 1.0 as of the last day of each fiscal quarter ending thereafter.

     SECTION 5.19 Consolidated Tangible Net Worth. The Borrower shall maintain Consolidated Tangible Net Worth at all times of at least $200,000,000.00; provided, however, such amount shall be increased by an amount equal to (a) ninety-five percent (95%) of the net proceeds received by the Borrower on account of any additional equity offerings made subsequent to the Closing Date; and (b) ninety-five percent (95%) of the net proceeds received by the Borrower on account of any Securities Transaction completed subsequent to the Closing Date.

     SECTION 5.20 Consolidated Interest Coverage Ratio. The Borrower will maintain a ratio of Consolidated EBIT to Consolidated Interest Expense of not less than 3.0 to 1.0 as of the last day of each fiscal quarter (computed for the four (4) quarterly periods then ending).

     SECTION 5.21 Material Subsidiaries. The Borrower will give the Agent prompt notice of any Subsidiary of the Borrower which to the Borrower's knowledge becomes a Material Subsidiary subsequent to the Closing Date and will take the following steps with respect to each such Material Subsidiary: (i) the Borrower will cause each such Material Subsidiary to execute a guaranty in favor of the Banks in the form of Exhibit B attached hereto and (ii) the Borrower will pay all reasonable costs and expenses incurred in connection with the requirements set forth in this Section 5.21. The Borrower will satisfy the foregoing requirements within thirty (30) days after any Subsidiary becomes a Material Subsidiary.

     SECTION 5.22 Specified Affiliates. The Borrower will take the following steps with respect to each Specified Affiliate: (i) the Borrower will cause each Specified Affiliate to execute a guaranty in favor of the Banks in the form of Exhibit B attached hereto and (ii) the Borrower will pay all reasonable costs and expenses incurred in connection with the requirements set forth in this
Section 5.22. The Borrower will satisfy the foregoing requirements within thirty
(30) days after the creation of any Specified Affiliate.

     SECTION  5.23 REIT  Status.  The  Borrower  will meet the  requirements  of
Section 857(a) of the Code and regulations thereunder.

     SECTION 5.24 Leases. The Borrower will not modify or amend any lease where the Borrower is the lessor thereunder if such modification or amendment would have a material adverse effect on the Borrower.

     SECTION 5.25 Buy-Sell Agreements. The Borrower shall not, nor permit any of its Subsidiaries to, enter Buy-Sell Agreements creating obligations in excess of $25,000,000 in the aggregate at any one time outstanding.


                                   ARTICLE VI

                                EVENTS OF DEFAULT

     SECTION 6.01 Events of Default. The occurrence of any of the following events shall constitute an event of default hereunder (individually, an Event of Default and collectively the Events of Default):

     (a) The Borrower shall fail to pay (i) when due any principal of any Loan or (ii) within five (5) days after the same shall become due, any interest on any Loan or any fees or any other amount payable hereunder;

     (b) The Borrower shall fail to observe or perform any covenant contained in
Section 5.01 hereof for thirty (30) days after written notice of such failure shall have been given to the Borrower by the Agent or any Bank;

     (c) Any Obligor shall fail to observe or perform any covenant or agreement contained in any Financing Document (other than those covered by clause (a), (b) or (c) above) for thirty (30) days after written notice of such failure shall have been given to the Borrower by the Agent or any Bank;
     (d) Any representation, warranty, certification or statement made or deemed made by any Obligor in any Financing Document or in any certificate, financial statement or other document delivered pursuant thereto shall prove to have been incorrect in any material respect when made (or deemed made) and such representation, warranty, certification or statement shall remain incorrect for thirty (30) days after written notice of such failure shall have been given to the Borrower by the Agent or any Bank;

     (e) The Borrower or any of its Subsidiaries shall fail to make any payment in respect of any Debt in an aggregate amount in excess of $2,500,000 when due or within any applicable grace period;

     (f) Any event or condition shall occur which results in the acceleration of the maturity of any Debt of Borrower or any Subsidiary in an aggregate amount in excess of $2,500,000.00 or enables the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

     (g) The Borrower or any of its Material Subsidiaries shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

     (h) An involuntary case or other proceeding shall be commenced against the Borrower or any of its Material Subsidiaries seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of thirty (30) days; or an order for relief shall be entered against the Borrower or any of its Material Subsidiaries under the federal bankruptcy laws as now or hereafter in effect;

     (i) The Borrower or any Material Subsidiary shall admit in writing its inability to pay its debts as and when they fall due;

     (j) Except as previously disclosed to the Banks in writing prior to the date hereof: any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $500,000.00 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate any Plan which is then a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Plan which is then a Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Plan which is then a Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation, that is, an obligation or series of obligations payable within twelve (12) months, in excess of $500,000.00;

     (k) An uninsured judgment or order for the payment of money in excess of $500,000.00 shall be rendered against the Borrower or any of its Subsidiaries and such judgment or order shall continue unsatisfied and unstayed for a period of thirty (30) days;

     (l) (i) The voting interests in any Specified Affiliate shall be held by a Person other than a director, officer or employee of the Borrower, (ii) the Borrower shall fail to own substantially all of the economic interest in any Specified Affiliate and the remainder of such economic interest shall be held by a Person other than directors, officers and/or employees or (iii) a Specified Affiliate shall engage in any of the actions or activities that are limited or restricted by Article 5 hereof.

then, and in every such event, the Agent shall during the continuance of such Event of Default (i) if requested by the Majority Banks, by notice to the Borrower terminate the Commitments, (ii) if requested by the Majority Banks, by notice to the Borrower declare the Notes (together with accrued interest thereon) and all other amounts payable by the Borrower hereunder to be, and such Notes and amounts shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and (iii) take such other actions as are directed by the Majority Banks; provided that in the case of any Event of Acceleration, without any notice to any Obligor or any other act by the Agent or any Bank, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Subject to the request or direction of the Majority Banks as provided above, Agent shall have the exclusive right to enforce the remedies available under this Credit Agreement during the continuance of any Event of Default hereunder. No Bank, acting alone, or with the other Banks, shall have the right to enforce such remedies.


                                   ARTICLE VII

                                    THE AGENT

     SECTION 7.01 Appointment and Authorization. Each Bank appoints the Agent to act as its agent in connection herewith and each of the other Financing Documents.

     SECTION 7.02 Agents and Affiliates. NationsBank shall have the same rights and powers under this Credit Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and NationsBank and each of its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower, any of its Subsidiaries and any of its or their respective Affiliates as if it were not the Agent.

     SECTION 7.03 Action by Agent. The obligations of the Agent under the Financing Documents are only those expressly set forth herein with respect to it. Without limiting the generality of the foregoing the Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided in Article VI.

     SECTION 7.04 Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by the Agent and shall not be liable for any action taken or omitted to be taken by the Agent in good faith in accordance with the advice of such counsel, accountants or experts.

     SECTION 7.05 Liability of Agent. Neither the Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection with the Financing Documents (a) with the consent or at the request of the Majority Banks; or (b) in the absence of gross negligence or misconduct of the Agent. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with any Financing Document; (ii) the performance or observance of any of the covenants or agreements of the Borrower,
(iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of any Financing Document or any other instrument or writing furnished in connection therewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, facsimile, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

     SECTION 7.06 Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with the Financing Documents or any action taken or omitted by the Agent thereunder.

     SECTION 7.07 Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Financing Documents.

     SECTION 7.08 Successor Agent. The Agent may resign at any time by giving thirty (30) days prior written notice thereof to the Banks and the Borrower. The Majority Banks may remove the Agent at any time by giving thirty (30) days prior written notice to the Agent, the other Banks and the Borrower. Upon any such resignation or removal of the Agent, the Majority Banks shall have the right to appoint a successor Agent, with the consent of the Borrower (which consent shall not unreasonably be withheld, but which may in any event be withheld if (a) such proposed successor Agent fails to deliver evidence reasonably satisfactory to the Borrower that such proposed successor Agent is not a Foreign Person, (b) the Borrower in good faith concludes that the appointment of such proposed successor Agent could result in a violation of any law, rule, guideline or regulation, or a violation of, revocation of, failure to renew or modification of any order, facility security clearance or permit or (c) the credit standing of the proposed successor Agent is lower than that of the preceding Agent); provided, however, such consent of the Borrower shall not be required upon the occurrence and during the continuance of an Event of Default. If no successor Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within thirty (30) days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks and with the consent of the Borrower (which consent shall not be unreasonably withheld except as aforesaid), appoint a successor Agent, which shall have core capital of at least $500,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent. In the event of any successor agent to NationsBank, (i) all references herein to NationsBank shall be deemed to refer to such successor agent and (ii) all references to Charlotte, North Carolina shall be deemed to mean the city in which the successor Agent's headquarters is located.

     SECTION 7.09 Agent's Fee. The Borrower shall pay to the Agent for its own account fees in the amounts and at the time previously agreed upon in writing between the Borrower and the Agent.


                           ARTICLE VIII

                      CHANGE IN CIRCUMSTANCES

     SECTION 8.01 Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Eurodollar Loan:

     (a) the Agent is advised by the Eurodollar Reference Bank that deposits in Dollars (in the applicable amounts) are not being offered to the Eurodollar Reference Bank in the relevant market for such Interest Period, or

     (b) the Majority Banks advise the Agent that the Adjusted Eurodollar Rate as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their Eurodollar Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, (i) the obligations of the Banks to make new Eurodollar Loans or to convert outstanding Loans into Eurodollar Loans shall be suspended and (ii) each outstanding Eurodollar Loan, as the case may be, shall be converted into a Base Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the Borrower notifies the Agent at least one
(1) Business Day before the date of any Eurodollar Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Base Rate Borrowing.

     SECTION 8.02 Illegality. If, on or after the date of this Credit Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Bank (or its Eurodollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Eurodollar Lending Office) to make, maintain or fund its Eurodollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make new Eurodollar Loans, or to convert outstanding Loans into Eurodollar Loans, shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Eurodollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given, each Eurodollar Loan of such Bank then outstanding shall be converted to a Base Rate Loan either (a) on the last day of the then current Interest Period applicable to such Eurodollar Loan if such Bank may lawfully continue to maintain and fund such Loan to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan to such day.

     SECTION 8.03 Increased Cost and Reduced Return.

     (a) If on or after the date hereof, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Eurodollar Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

        (i) shall subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Eurodollar Loans, or its obligation to make Eurodollar Loans, or shall change the basis of taxation of payments to any Bank (or its Eurodollar Lending Office) of the principal of or interest on its Eurodollar Loans or any other amounts due under this Credit Agreement in respect of its Eurodollar Loans or its obligation to make Eurodollar Loans (except for changes in the rate of tax imposed on, or contemplated with respect to, the income of such Bank or its Eurodollar Lending Office or changes generally affecting the manner in which the income of such Bank or its Applicable Lending Office is subjected to taxation, by the jurisdiction in which such Bank's principal executive office or Eurodollar Lending Office is located or the jurisdiction under the laws of which such Bank is organized); or

        (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurodollar Loan any such requirement included in an applicable Eurodollar Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by,any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Eurodollar Loans, its Note or its obligation to make Eurodollar Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Eurodollar Lending Office) of making or maintaining any Eurodollar Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Eurodollar Lending Office) under this Credit Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material (except to the extent that such increased cost or reduction of a sum received or receivable is attributable to such Bank's failure to perform any of its obligations under
Section 2.12 or is otherwise attributable to any act or action of such Bank other than the loaning of funds under this Credit Agreement), then, within fifteen (15) days after demand by such Bank (with a copy to the Agent) accompanied by a certificate setting forth in reasonable detail its calculation of such increased cost or reduction, the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

     (b) If any Bank shall have determined that, after the date hereof, the adoption or change of any applicable law, rule, guideline or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material then from time to time, within fifteen (15) days after demand by such Bank (with a copy to the Agent) accompanied by a certificate setting forth in reasonable detail its calculation of such reduction, the Borrower shall pay such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

     (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth in reasonable detail its calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Failure on the part of any Bank to demand compensation under subsection (a) or
(b) with respect to any period shall not constitute a waiver of such Bank's right to demand compensation with respect to such period or any other period; provided, however, that no Bank shall be entitled to compensation for the period which is more than thirty (30) days prior to the date the Borrower receives the certificate described in this subsection (c) via facsimile. Each Bank agrees that it will send the certificate described above via facsimile to insure immediate receipt by the Borrower.

     SECTION 8.04 Base Rate Loans Substituted for Affected  Eurodollar Loans. If
(i) the obligation of any Bank to make or maintain Eurodollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 and the Borrower shall by at least five (5) Eurodollar Business Days' prior notice to such Bank through the Agent have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer apply:

     (a) all Loans which would otherwise be made by such Bank as (or continued as or converted into) Eurodollar Loans shall instead be Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Eurodollar Loans of the other Banks), and

     (b) after each of its Eurodollar Loans has been repaid (or converted to a Base Rate Loan), all payments of principal which would otherwise be applied to repay such Eurodollar Loans shall be applied to repay its Base Rate Loans instead.

If such Bank notifies the Borrower that the circumstances giving rise to such notice no longer apply, unless Borrower elects otherwise, the principal amount of each such Base Rate Loan shall be converted into a Eurodollar Loan on the first day of the next succeeding Interest Period applicable to the related Eurodollar Loan of the other Banks.

     SECTION 8.05 Substitution of Bank. If (i) the obligation of any Bank to make Eurodollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03, the Borrower shall have the right, with the assistance of the Agent, to seek a substitute bank or banks reasonably satisfactory to the Agent and the Borrower (which may be one or more of the Banks) to purchase the Note of such Bank and the interest of such Bank in the Unused Fees and to assume the Commitment of such Bank for a purchase price equal to all amounts payable to such Bank hereunder and under the Note, and the Borrower, the Agent, such Bank and such substitute bank or banks shall execute and deliver an appropriately completed Assignment and Assumption Agreement pursuant to Section 9.06(c) hereof to effect the assignment of rights to and assumption of obligations by such substitute bank or banks.

                                   ARTICLE IX

                                  MISCELLANEOUS

     SECTION 9.01 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (a) at its address, facsimile number or telex number set forth on the signature pages hereof (b) at such other address, facsimile number or telex number as such party may hereafter specify for the purpose of notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in or pursuant to this Section and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in or pursuant to this Section; provided that notices to the Agent or the Borrower or any Bank under
Article II or Article VIII shall not be effective until received.

     SECTION 9.02 No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     SECTION 9.03 Expenses.

     (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses of the Agent associated with the preparation and due diligence of the Loans, including reasonable fees and disbursements of special counsel for the Agent (but excluding administration and syndication costs), in connection with any waiver or consent requested by Borrower hereunder or any amendment hereof requested by Borrower or any Default hereunder, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Agent and each Bank, including reasonable fees and disbursements of counsel in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Borrower shall also pay up to $2,500.00 of the attorneys' fees of First Tennessee Bank National Association and AmSouth Bank of Alabama incurred in connection with the closing of the transactions contemplated hereby.

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

     (b) The Borrower shall indemnify and defend the Agent and each other Bank and their respective directors, officers, agents, employees, Subsidiaries and Affiliates (the Indemnified Parties) from, and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them arising out of, by reason of or in connection with this Credit Agreement (but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of (i) the gross negligence, willful misconduct or breach of this Credit Agreement by the indemnitee, and/or (ii) any claim made by Agent or any Bank against the other), including, but without limitation, amounts paid in settlement, court costs, and fees and disbursements of no more than one separate law firm acting as counsel for any or all of the parties indemnified hereunder, in each case incurred in connection with any such investigation, litigation or other proceedings; provided, that the Indemnified Parties shall be entitled to reimbursement of the expenses of more than one separate law firm if the Indemnified Parties, in their reasonable discretion, determine that a single law firm would not be able to adequately represent the interests of the Indemnified Parties in a matter. Notwithstanding the foregoing provisions of this paragraph to the contrary, each Indemnified Party shall use its best efforts to mitigate any losses, liabilities, claims, damages or expenses as to which it is entitled to seek indemnity pursuant to the provisions hereof.

     SECTION 9.04 Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participation in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

     SECTION 9.O5 Amendments and Waivers. Any provision of this Credit Agreement or any of the other Financing Documents may be modified, amended or waived if, but only if, such modification, amendment or waiver is in writing and is signed by the Borrower and the Majority Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such modification, amendment or waiver shall, unless signed by all the Banks, (a) increase the Commitment of any Bank or subject any Bank to any additional obligation, (b) reduce the principal of or rate of interest on any Loan or any fees or other amounts payable to any Bank hereunder, (c) postpone the date fixed for any scheduled payment of principal of or interest on any Loan or any fees hereunder or for any scheduled reduction or termination of any Commitment, (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Credit Agreement or (e) release all or substantially all of the Subsidiaries Guarantees.

     SECTION 9.06 Successors and Assigns.

     (a) The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights or obligations under this Credit Agreement without the prior written consent of all the Banks, and no Bank may assign or otherwise transfer any of its rights or obligations under this Credit Agreement except in compliance with this Section 9.06.

     (b) Any Bank at any time may, upon prior notice to the Borrower, grant to one or more banks or other institutions (each a Participant) participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Credit Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Financing Documents; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Credit Agreement described in clause (a), (b) or (c) of Section 9.05, without the consent of the Participant. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Credit Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

     (c) Any Bank may at any time assign to one or more banks or other institutions (each an Assignee) all, or a proportionate part (such portion to comprise a portion of a Commitment in an aggregate amount of not less than $5,000,000) of all of its rights and obligations under this Credit Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit D hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower and the Agent which consent shall not be unreasonably withheld. Upon execution and delivery of such investment and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Credit Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.12.

     (d) Any Bank may at any time assign all or any portion of its rights under this Credit Agreement and its Notes to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

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
     (e) The Borrower agrees that each Participant shall to the extent provided in its participation agreement, be entitled to the benefits of Section 8.03 and
2.11 with respect to its participating interest; provided that no Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 or 2.10 (whether individually or in aggregate with any such payments received by such Bank) than such Bank would have been entitled to receive with respect to the rights transferred if such rights had not been transferred.

     (f) Borrower shall not be required to pay any costs or expenses in connection with any participation, assignment or transfer described in this
Section 9.06. No such participation or, except as provided in Section 9.06(c) above with respect to an assignment which is consented to by Borrower, assignment or transfer shall release any Bank from liability for its obligations hereunder.

     SECTION 9.07 Collateral. Each of the Banks represents to the Borrower, the Agent and each of the other Banks that it in good faith is not relying upon any Margin Stock (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in the Financing Documents.

     SECTION 9.08 Governing Law; Submission to Jurisdiction. This Credit Agreement and each Note shall be governed by and construed in accordance with the laws of the State of North Carolina. The Borrower, Agent and each Bank hereby submits to the nonexclusive jurisdiction of the United States District Court of the Western District of North Carolina and of any North Carolina State court sitting in Charlotte for purposes of all legal proceedings arising out of or relating to this Credit Agreement or the transactions contemplated hereby. The Borrower, Agent and each Bank irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

     SECTION 9.09 Counterparts; Integration; Effectiveness. This Credit Agreement may be signed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument. This Credit Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Credit Agreement shall become effective when the Agent shall have received counterparts hereof signed by all of the parties hereto.

     SECTION 9.10 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT AND EACH BANK HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY FINANCING DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        HEALTHCARE REALTY TRUST
                                        INCORPORATED

                                        By:___________________________
                                        Name:____________________
                                        Title:___________________


Address:
3310 West End Avenue
Suite 400
Nashville, Tennessee 37203
Attn: Vice President Finance

Facsimile No.: (615) 269-8122
Telephone No.: (615) 269-8175

                               NATIONSBANK, N.A., in its capacity as Agent and in its individual capacity as a Bank


                               By:___________________________
                               Name:____________________
                               Title:___________________

Commitment:       $35,000,000.00
Percentage:       35%

Address:
One NationsBank Plaza
Fifth Floor
Nashville, Tennessee 37239
Attn: Ashley Crabtree

Facsimile No.: (615) 749-4112
Telephone No.: (615) 749-3469




                              AMSOUTH BANK OF ALABAMA
                              By:___________________________
                              Name:____________________
                              Title:___________________

Commitment:       $35,000,000.00
Percentage:       35%

Address:
1900 Fifth Avenue North, Seventh Floor
Birmingham, Alabama  35203
Attn:  William Page Barnes

Facsimile No.:  (205) 326-4790
Telephone No.:  (205) 326-4081

                              FIRST TENNESSEE BANK NATIONAL ASSOCIATION
                              By:___________________________
                              Name:____________________
                              Title:___________________


Commitment:       $15,000,000.00
Percentage:       15%

Address:
511 Union Street
Nashville, Tennessee 37219
Attn: Lynn Spencer

Facsimile No.: (615) 734-6148
Telephone No.: (615) 734-6300






                              THE SUMITOMO BANK, LIMITED
                              By:___________________________
                              Name:____________________
                              Title:___________________
                              By:___________________________
                              Name:____________________
                              Title:___________________

Commitment:       $15,000,000.00
Percentage:       15%

Address:
305 Peachtree Street, Suite 4420
Atlanta, Georgia  30308
Attn:  Diane Rhoades

Facsimile No.:  (404) 523-7983
Telephone No.:  (404) 524-6544


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